    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 15, 1997.
                                                        REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------
                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

                   Ohio                            34-1723097
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)



34555 Chagrin Blvd., Moreland Hills, Ohio                      44022
(Address of Principal Executive Offices)                     (Zip Code)

                                   ----------

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                        1992 EMPLOYEES' SHARE OPTION PLAN

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                             EQUITY-BASED AWARD PLAN
                            (Full title of the plans)
                                   ----------

                          SCOTT A. WOLSTEIN, PRESIDENT
                    Developers Diversified Realty Corporation
                               34555 Chagrin Blvd.
                           Moreland Hills, Ohio 44022
                     (Name and address of agent for service)

                                 (216) 247-4700
          (Telephone number, including area code, of agent for service)
                                   ----------


                                 CALCULATION OF REGISTRATION FEE
================================================================================================
       Title of                           Proposed maximum   Proposed maximum
      securities            Amount            offering           aggregate          Amount of
         to be               to be            price per          offering         registration
      registered          registered          share(1)           price(1)            fee(1)

------------------------------------------------------------------------------------------------
    Common Shares,
      without par
         value         2,136,000 Shares        $39.376          $84,107,136        $25,487.01
================================================================================================

(1)  The registration fee has been calculated pursuant to Rule 457(c) and (h) based on the average of the high and low sale prices on August 11, 1997 of the Registrant's Common Shares as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

                  (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997;

                  (c) The Company's Current Reports on Form 8-K dated January 13, 1997, June 16, 1997 and June 18, 1997; and

                  (d) The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A dated January 26, 1993.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Shares offered hereby has been passed upon for the Company by Baker & Hostetler LLP, Cleveland, Ohio. Albert T. Adams, a director of the Company, is a partner of Baker & Hostetler LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Ohio Revised Code (the "Ohio Code") authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. Unless the only liability asserted against a director is for certain unlawful distributions, the indemnification provisions of the Ohio Code provide for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director of the Registrant upon the receipt of an undertaking to reasonably cooperate with the corporation concerning the action, suit or proceeding and to repay such amount if it is proved that his or her action or failure to act was with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of his status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

         The Registrant's Code of Regulations provides for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Registrant (the "Board"). The Board may authorize the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that a director or officer was a party to by reason of the fact that he or she is or was a director or officer of the Registrant upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that the director or officer is entitled to indemnification.

         The Registrant maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant against any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

         The Registrant has entered into indemnification agreements with its officers and directors which provide for indemnification to the fullest extent permitted under Ohio law.

ITEM 8.  EXHIBITS.

Exhibit Number             Description of Exhibit
--------------             ----------------------

     4.01 Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation(1)

     4.02         Code of Regulations of Developers Diversified Realty
                  Corporation(2)

     4.03 Amendment to Code of Regulations of Developers Diversified Realty Corporation(3)

     5.01 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

     23.01        Consent of Price Waterhouse LLP

     23.02 Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto)

     24.01        Powers of Attorney (included at page II-4)

     99.01 Developers Diversified Realty Corporation 1992 Employees' Share Option Plan, as amended

     99.02        Developers Diversified Realty Corporation Equity-Based Award
                  Plan(4)


----------

(1) Incorporated by reference from the Registrant's Current Report on Form 8-K dated June 16, 1997.

(2) Incorporated by reference from Registration Statement on Form S-11 (No. 33-54930) declared effective February 1, 1993.

(3) Incorporated by reference from the Registrant's Annual Report on Form 10-K filed on March 31, 1996 for the fiscal year ended December 31, 1995.

(4) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 13, 1997.

ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 13th day of August, 1997.

                          DEVELOPERS DIVERSIFIED REALTY CORPORATION
                          -----------------------------------------
                                    (Registrant)

                          By /s/ SCOTT A. WOLSTEIN
                             ------------------------------------------------
                                  Scott A. Wolstein, Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott A. Wolstein, James A. Schoff and Albert T. Adams, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES ON THIS 13TH DAY OF AUGUST, 1997.

/s/ SCOTT A. WOLSTEIN         Chairman of the Board, Chief Executive Officer
-------------------------     and Director (Principal Executive Officer)
Scott A. Wolstein

/s/ JAMES A. SCHOFF           Executive Vice President, Chief Operating Officer
-------------------------     and and Director
James A. Schoff

/s/ WILLIAM H. SCHAFER        Vice President and Chief Financial Officer
-------------------------     (Principal Financial Officer and Principal
William H. Schafer            Accounting Officer)

/s/ WALTER H. TENINGA         Director
-------------------------
Walter H. Teninga

/s/ WILLIAM N. HULETT III     Director
-------------------------
William N. Hulett III

/s/ ETHAN PENNER              Director
-------------------------
Ethan Penner

/s/ ALBERT T. ADAMS           Director
-------------------------
Albert T. Adams

/s/ DEAN S. ADLER             Director
-------------------------
Dean S. Adler

                                  EXHIBIT INDEX

EXHIBIT
NUMBER        EXHIBIT DESCRIPTION
------        -------------------

  4.01 Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation(1)

  4.02        Code of Regulations of Developers Diversified Realty
              Corporation(2)

  4.03 Amendment to Code of Regulations of Developers Diversified Realty Corporation(3)

  5.01 Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

  23.01       Consent of Price Waterhouse LLP

  23.02       Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto)

  24.01       Powers of Attorney (included at page II-4)

  99.01 Developers Diversified Realty Corporation 1992 Employees' Share Option Plan, as amended

  99.02       Developers Diversified Realty Corporation Equity-Based Award
              Plan(4)


----------


(1) Incorporated by reference from the Registrant's Current Report on Form 8-K dated June 16, 1997.

(2) Incorporated by reference from Registration Statement on Form S-11 (No. 33-54930) declared effective February 1, 1993.

(3) Incorporated by reference from the Registrant's Annual Report on Form 10-K filed on March 31, 1996 for the fiscal year ended December 31, 1995.

(4) Incorporated by reference from the Registrant's Current Report on Form 8-K dated January 13, 1997.